As filed with the Securities and Exchange Commission on May 15, 2009

            Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEOSTEM, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-2343568
(State or other jurisdiction	(I.R.S. employer
of incorporation or organization)	identification number)

420 Lexington Avenue, Suite 450
New York, NY 10170
(Address of principal executive offices; zip code)

NeoStem, Inc. 2009 Equity Compensation Plan
(Full title of the plan)

Catherine M. Vaczy, Esq.
Vice President and General Counsel
NeoStem, Inc.
420 Lexington Avenue, Suite 450
New York, NY 10170
(212) 584-4180
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Alan Wovsaniker, Esq.
Lowenstein Sandler PC
65 Livingston Avenue
Roseland, New Jersey 07068
(973) 597-2500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer 	Accelerated filer 
Non-accelerated filer  (Do not check if a smaller reporting company)	Smaller reporting company ☑

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
common stock, par value $.001 per share	3,800,000 shares (1)(2)	$1.495 (3)	$5,681,000 (3)	$317

(1)
This registration statement is being filed with the Securities and Exchange Commission to register 3,800,000 shares of common stock, par value $.001 per share, of the registrant ("Common Stock"), which may be issued with respect to awards, including stock options, stock appreciation rights, stock awards and restricted stock units, which may be granted under the NeoStem, Inc. 2009 Equity Compensation Plan (the "Plan").

(2)
In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminate number of additional shares as may be offered and issued under the Plan to prevent dilution resulting from any equity restructuring or change in capitalization of the registrant, including, but not limited to, spin offs, stock dividends, large non-recurring dividends, rights offering, stock splits or similar transactions.

(3)
Estimated, in accordance with Rule 457(c) and Rule 457(h)(1) of the Securities Act, solely for the purpose of calculating the registration fee.  The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the average of the high and low prices for a share of Common Stock on the NYSE Amex on May 13, 2009, which is within five days prior to the date of this registration statement.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required to be contained in the Section 10(a) prospectus is omitted from this registration statement and will be provided to participants in the NeoStem, Inc. 2009 Equity Compensation Plan pursuant to Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”), and the note to Part I of Form S-8.

PART II
 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Certain Documents by Reference

The Securities and Exchange Commission allows us to “incorporate” into this registration statement information we file with other documents.  This means that we may disclose important information to you by referring to other documents that contain that information.  The information incorporated by reference is considered to be part of this registration statement, and information we file later with the Securities and Exchange Commission will automatically update and supersede this information.  We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this registration statement:

(i)           our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission on March 31, 2009;

(ii)          our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed with the Securities and Exchange Commission on May 15, 2009;

(iii)         our Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 14, 2009, as supplemented by Definitive Additional Materials on Schedule 14A filed with the Securities and Exchange Commission on April 16, 2009;

(iv)         our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 17, 2009;

(v)          our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 23, 2009;

(vi)         our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 11, 2009 (excluding any information deemed furnished pursuant to Item 7.01 of such Current Report on Form 8-K);

(vii)        our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 15, 2009;

(viii)       our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 23, 2009;

(ix)          our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 8, 2009 (excluding any information deemed furnished pursuant to Item 7.01 of such Current Report on Form 8-K);

(x)           our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 14, 2009; and

(xi)          the description of our common stock set forth in our Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with the Securities and Exchange Commission on August 8, 2007 and any and all amendments and reports filed for the purpose of updating such description.

All documents subsequently filed by us with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.    Description of Securities

Not applicable.

Item 5.    Interests of Named Experts and Counsel

Not applicable.

Item 6.  Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Under the General Corporation Law of Delaware (the “Delaware GCL”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, the Delaware GCL also provides that we also may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in our right to procure a judgment in our favor by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests. However, in such an action by or on our behalf, no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged liable to us unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Our amended and restated certificate of incorporation, as amended, is consistent with the Delaware GCL. Each of our directors, officers, employees and agents will be indemnified to the extent permitted by the Delaware GCL. We also maintain insurance on behalf of our directors and officers against liabilities asserted against such persons and incurred by such persons in such capacities, whether or not we would have the power to indemnify such persons under the Delaware GCL.

In addition to such other rights of indemnification as they may have, the NeoStem, Inc. 2009 Equity Compensation Plan (the “Plan”) contains the following indemnification provision applicable to (i) the Board of Directors, (ii) the Administrator of the Plan, defined to include a  committee of directors appointed by the Board of Directors pursuant to the terms of the Plan to administer the Plan (a “Committee”), or if there is no such Committee, the Board of Directors itself and (iii) any member or delegate of the Board of Directors, the Committee or the Administrator:

“Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations shall be final and binding on all holders of Awards and Restricted Stock. None of the Board, the Committee or the Administrator, nor any member or delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and each of the foregoing shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including without limitation reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officer’s liability insurance coverage which may be in effect from time to time.”

See also the undertakings set forth in response to Item 9 herein.

Item 7.   Exemption From Registration Claimed

Not applicable.

Item 8.   Exhibits

The exhibits accompanying this registration statement are listed on the accompanying exhibit index.

Item 9.   Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) promulgated under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in  reports filed with or furnished to the Securities and Exchange Commission by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is deemed part of the registration statement. Provided further, however, that paragraphs (a)(1)(i) and (a)(1) (ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the undersigned registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 15, 2009.

NEOSTEM, INC.

By:	/s/ ROBIN L. SMITH,
Robin L. Smith, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading “Name” constitutes and appoints Robin L. Smith and Catherine M. Vaczy or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any related registration statement filed under Rule 462(b), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ ROBIN L. SMITH	Chief Executive Officer and Chairman of the Board	May 15, 2009
Robin L. Smith	(Principal Executive Officer)

/s/ LARRY MAY	Chief Financial Officer	May 15, 2009
Larry May	(Principal Financial Officer and Principal Accounting Officer)

/s/ JOSEPH ZUCKERMAN	Director	May 15, 2009
Joseph Zuckerman

/s/ RICHARD BERMAN	Director	May 15, 2009
Richard Berman

/s/ STEVEN S. MYERS	Director	May 15, 2009
Steven S. Myers

EXHIBIT INDEX

Exhibit Number	Description

4.1	Registrant’s Amended and Restated Certificate of Incorporation dated August 30, 2006 (1)

4.2	Amendment effective August 9, 2007 to Registrant’s Amended and Restated Certificate of Incorporation (2)

4.3	Registrant’s Amended and Restated By-Laws dated August 1, 2006 (3)

4.4	NeoStem, Inc. 2009 Equity Compensation Plan.

5.1	Opinion of Lowenstein Sandler PC.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Lowenstein Sandler PC (contained in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this registration statement).
______________________
(1)           Incorporated by reference to Exhibit 3.1 of Registrant’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on September 1, 2006 (File No. 333-137045).

(2)           Incorporated by reference to Exhibit 3.1 of Registrant’s Registration Statement on Form S-3, filed with the Securities and Exchange Commission on September 11, 2007 (File No. 333-145988).

(3)           Incorporated by reference to Exhibit 3.2 of Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 7, 2006.